Exhibit 99.1

B&G Foods Completes Acquisition of Iconic Green Giant® Brand

Parsippany, N.J., November 2, 2015 —B&G Foods, Inc. (NYSE: BGS) announced that effective today it has completed the acquisition of the iconic Green Giant® and Le Sueur® brands, leaders in frozen and canned vegetables, from General Mills, Inc. for the previously announced price of $765 million in cash plus an inventory adjustment at closing of approximately $58 million.

B&G Foods projects that the Green Giant and Le Sueur brands will generate on an annualized basis net sales of approximately $550 million, adjusted EBITDA of approximately $95 million to $100 million and earnings per share of approximately $0.60.  Because the acquisition was structured as an asset purchase, B&G Foods expects to realize approximately $137 million in tax benefits on a net present value basis.

The Green Giant and Le Sueur brands trace their roots to Le Sueur, Minnesota in 1903, and the Minnesota Valley Canning Company.  For more than 100 years, fresh and great-tasting Green Giant and Le Sueur vegetables have been grown and picked at the peak of perfection® in the Valley of the Jolly Green Giant.

B&G Foods funded the purchase price, the inventory adjustment at closing, initial working capital requirements and related fees and expenses with additional revolving loans and $750 million of new incremental term loans under its existing credit facility.

About B&G Foods, Inc.

B&G Foods and its subsidiaries manufacture, sell and distribute a diversified portfolio of high-quality, branded shelf-stable foods across the United States, Canada and Puerto Rico. Based in Parsippany, New Jersey, B&G Foods’ products are marketed under many recognized brands, including Ac’cent, B&G, B&M, Baker’s Joy, Bear Creek Country Kitchens, Brer Rabbit, Canoleo, Cary’s, Cream of Rice, Cream of Wheat, Devonsheer, Don Pepino, Emeril’s, Grandma’s Molasses, JJ Flats, Joan of Arc, Las Palmas, MacDonald’s, Mama Mary’s, Maple Grove Farms, Molly McButter, Mrs. Dash, New York Flatbreads, New York Style, Old London, Original Tings, Ortega, Pirate’s Booty, Polaner, Red Devil, Regina, Rickland Orchards, Sa-són, Sclafani, Smart Puffs, Spring Tree, Sugar Twin, Trappey’s, TrueNorth, Underwood, Vermont Maid, Wright’s and now, Green Giant and Le Sueur. B&G Foods also sells and distributes Static Guard, a household product brand.

Forward-Looking Statements

Statements in this press release that are not statements of historical or current fact constitute “forward-looking statements.” The forward-looking statements contained in this press release include, without limitation, statements related to the expected impact of the acquisition of the Green Giant and Le Sueur brands, including without limitation, the expected impact on B&G Foods’ earnings per share, net sales, adjusted EBITDA and free cash flow, and the expected tax benefits of the acquisition.  Such forward-looking statements involve known and unknown risks, uncertainties and other unknown factors that could cause the actual results of B&G Foods to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. In addition to statements that explicitly describe such risks and uncertainties readers are urged to consider statements labeled with the terms “believes,” “belief,” “expects,” “projects,” “intends,” “anticipates” or “plans” to be uncertain and forward-looking.  Factors that may affect actual results include, without limitation: whether and when the required regulatory approvals will be obtained, whether and when the other closing conditions will be satisfied and whether and when the transaction and related financing will close, whether and when the Company will be able to realize the expected financial results and accretive effect of the transaction, and how customers, competitors, suppliers and employees will react to the acquisition.   The forward-looking statements contained herein are also subject generally to other risks and uncertainties that are described from time to time in B&G Foods’ filings with the Securities and Exchange Commission, including under Item 1A, “Risk Factors” in the Company’s Annual Report on Form 10-K for fiscal 2014 filed on March 4, 2015 and in its subsequent reports on Forms 10-Q and 8-K.  Investors are cautioned not to place undue reliance on any such forward-looking statements, which speak only as of the date they are made.  B&G Foods undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Contacts:

Investor Relations: ICR, Inc. Dara Dierks 866-211-8151	Media Relations: ICR, Inc. Matt Lindberg 203-682-8214